Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-72900 on Form S-8 of our report dated June 27, 2007, appearing in this Annual Report on Form 11-K of the Cinergy Corp. Union Employees’ 401(k) Plan for the year ended December 31, 2006.

Cincinnati, Ohio

/s/ DELOITTE & TOUCHE LLP

June 27, 2007